Exhibit 99.1

TENGTU INTERNATIONAL CORP.
236 Avenue Road, Toronto, Ontario, Canada M5R 2J4   Tel: 416-963-3999
                                                    Fax: 416-963-9659



Tengtu Contact:     Pak K. Cheung, Co-Chairman & CEO
                    John D. Watt, President
                    (416) 963-3999 / info@tengtu.com

Agency Contact:     Warren J. Cavior, The Cavior Organization
                    (212) 687-6070 / caviorg@aol.com



TENGTU INTERNATIONAL EXPANDS BOARD FROM SEVEN TO TEN

THREE NEW CHINA PROVINCES SIGN LETTERS OF INTENT TO INSTALL TENGTU INFORMATION TECHNOLOGY IN 150,000 MORE SCHOOLS


New York, NY....November 28, 2001...Tengtu International Corp. (OTCBB: TNTU) at
its Annual Meeting of Shareholders held here late yesterday expanded its Board of Directors from seven to ten, adding five new directors and accepting the resignations of two incumbents. New directors include William Ballard, Yung Sung Dai, Bin Huang, John McBride and Peter Soumalias. The retiring directors were Barry Clark and Gordon Reid.


Chairman and CEO Pak K. Cheung told shareholders that the company has received letters of intent from Jiangsu, Sichuan and Fujian provinces in the People's Republic of China to provide Tengtu information technology products and services to approximately 150,000 K-12 schools. These include the Tengtu Total Solution application software package and distance learning broadband hardware and consulting.

"Our new awards, when finalized as expected in December, will give Tengtu a 25% share of the K-12 e-education market in the PRC and we are confident that it can grow even larger," Cheung stated.

Tengtu has an exclusive contract with the National Center for Audio/Visual Education of the PRC Ministry of Education to create and implement China's Broadband Education Resource Centre, a national initiative to provide content to computerized classrooms across China as an Application Service Provider/Internet Content Provider. The goal of the PRC is to link all 200 million students in 800,000 K-12 schools in China directly to the Resource Center and via the internet portal to each other by 2006.

 Note:  All dollar figures are given in US dollars.

About Tengtu International Corp.
Tengtu International Corp. is a developer and distributor of multimedia educational software, e-education applications and systems, operating through a joint venture and subsidiaries in Canada, Hong Kong and the People's Republic of China.

The company's primary operating unit, Tengtu United Electronics Development Co. Ltd. ("Tengtu United"), is a 57% owned joint venture with Beijing Tengtu Culture & Education Development Co. Ltd. ("Tengtu China"), the Chinese state enterprise mandated to develop a comprehensive information technology solution for the national K-12 school system and to serve as the country's gateway for electronic publishing. Tengtu China is owned by China's three largest computer companies, Legend Computer Group, Great Wall Computer Group and Taiji Computer Corporation, and technology investor Beijing Oriental Lian Fa Company Ltd. Its strategic partners include the China unit of Microsoft Corporation (Nasdaq: MSFT), Netopia Inc. (Nasdaq: NTPA) and the People's Education Press, the sole source of materials authorized for use in Chinese schools. It operates a national broadband satellite system with two channels at present.

Tengtu International's other units include wholly owned e-business portal e-bizTengtu.com, Inc.; wholly owned animation and television production studio TIC Beijing Digital Pictures Co., Ltd.. and 61.3% owned software marketer Edsoft Platforms (Hong Kong) Ltd.

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Note: Portions of this press release include forward-looking statements made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Actual results could differ materially from the results discussed in this release and in the forward-looking statements contained herein for many reasons. Investors are cautioned that all forward-looking statements involve numerous risks and uncertainties, including but not limited to product development, product acceptance, licensing opportunities and general economic conditions. For more information concerning Tengtu International Corp., and risk factors that may affect its future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review the companies' respective public filings with the U.S. Securities and Exchange Commission.

This press release was prepared by The Cavior Organization, Inc., a public relations firm, based on information supplied by its client, Tengtu International Corp. The information contained herein is believed to be reliable, but has not been independently verified by The Cavior Organization, Inc. None of the information contained in this press release should be construed as an offer to buy or sell securities, either directly or indirectly. The Cavior Organization, Inc. or its officers or employees may from time to time acquire, hold or sell a position in the securities of Tengtu International Corp.

Neither Tengtu International Corp. nor The Cavior Organization, Inc. undertakes any obligation to publicly release revisions to these forward-looking statements, which may reflect events or circumstances after the date hereof or reflect the occurrence of unanticipated events.




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